Exhibit 99.2

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Press Release
Hewlett Packard Enterprise Appoints Tarek Robbiati as Chief Financial Officer

PALO ALTO, CA - (Globe Newswire - Aug. 28, 2018) - Hewlett Packard Enterprise (NYSE: HPE) today announced that Tarek Robbiati has been appointed chief financial officer, effective Sept. 17, 2018. Reporting to Antonio Neri, HPE’s president and chief executive officer, Robbiati will succeed current CFO Tim Stonesifer, who is stepping down after playing an instrumental role in the HP turnaround and launching HPE as a new company. He will remain with the company through the end of October 2018 to help ensure a smooth transition.

Stonesifer played a critical role in defining HPE’s financial architecture and capital allocation strategy. He helped lead the company through a period of significant transformation, including the execution of the largest separation in corporate history, the spin-offs and mergers of two major business segments which delivered more than $20 billion of transaction value, and the completion of 11 acquisitions.

“Tim has been an incredible partner and advisor for our company and for me personally,” said Neri.  “He played a vital role during a period of tremendous change, providing strategic counsel and execution around the acquisition of Aruba, our separation from HP Inc. and the spin-merges of our Enterprise Services and Software businesses. Tim’s leadership has helped make HPE’s future possible. Our company owes him a debt of gratitude, and I wish him the very best.”

Robbiati is a seasoned executive with significant global experience managing both business and financial strategy and operations at public and privately-held companies within the telecommunications, media, technology and financial services industries. Robbiati most recently served as CFO at Sprint Corp. where he was responsible for all finance functions as well as mergers and acquisitions and business development. He drove Sprint’s transformation efforts to significantly reduce operating expenses and played a strategic leadership role in repositioning the company.

Prior to Sprint, Robbiati served as CEO at Flexigroup, a financial services provider for consumers and small businesses with operations in Australia, New Zealand, Ireland and the Philippines. He previously held senior business and finance roles at Telstra Corporation, the No. 1 telecommunications operator in Australia. Robbiati was also CEO at CSL Ltd., a mobile operator in Hong Kong. Earlier in his career, he spent five years with Lehman Brothers as a senior analyst and more than a decade with Accenture as a partner.

“Tarek has significant experience helping global companies create and deliver differentiated value for customers, teams and shareholders,” said Neri. “He is both a visionary leader and a pragmatic business operator with a proven track record in driving transformation and building and sustaining growth. HPE will benefit from Tarek’s financial expertise, his customer-centric mindset, and his industry segment knowledge, and I look forward to partnering with him as we continue to execute against our strategy.”

About Hewlett Packard Enterprise

Hewlett Packard Enterprise is a global technology leader focused on developing intelligent solutions that allow customers to capture, analyze and act upon data seamlessly from edge to cloud. HPE enables customers to accelerate business outcomes by driving new business models, creating new customer and employee experiences, and increasing operational efficiency today and into the future.

Forward-looking statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any statements of organizational structure and the plans, strategies and objectives of management for future operations.

Risks, uncertainties and assumptions include the possibility that events stated in this press release do not occur as expected, and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent Quarterly Reports on Form 10-Q.